Exhibit 5.2

600 Travis, Suite 4200
Houston, Texas 77002
713.220.4200 Phone
713.220.4285 Fax
andrewskurth.com

September 18, 2012

Rockwood Holdings, Inc.
100 Overlook Center
Princeton, New Jersey 08540

Rockwood Specialties Group, Inc.
7101 Muirkirk Road
Beltsville, MD 20705

Southern Clay Products, Inc.
11719 Bee Cave Road, Suite 102
Austin, TX 78757

Ladies and Gentlemen:

We have acted as special counsel to Southern Clay Products, Inc., a Texas corporation (“Southern Clay”), an indirect, wholly owned subsidiary of Rockwood Holdings, Inc., a Delaware corporation (“Holdings”), in connection with the preparation of a registration statement on Form S-3 (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) pursuant to the Securities Act of 1933, as amended (the “Securities Act”) on September 18, 2012.  The Registration Statement relates to the offering from time to time, as set forth in the Registration Statement, the forms of prospectus therein (each, a Prospectus”) and one or more supplements to the Prospectus (each, a “Prospectus Supplement”) of (i) debt securities, which may either be senior or subordinated in right of payment and may be issued in one or more series (the “Debt Securities”), by Rockwood Specialties Group, Inc., a Delaware corporation (“Specialties”), and (ii) guarantees with respect to the Debt Securities (the “Guarantees”) by Holdings, Southern Clay and various other subsidiaries of Holdings.

The Debt Securities will be issued as either senior debt securities or subordinated debt securities pursuant to an indenture governing debt securities, in the form filed as Exhibit 4.5 to the Registration Statement, among Holdings, Specialties and the trustee to be named therein (the “Senior Indenture”) (the “Indenture”).  The Guarantees with respect to any series of Debt Securities issued under the Indenture will be issued under such indenture, as amended and supplemented by a supplemental indenture thereto, to which each guarantor providing a Guarantee of the Debt Securities of such series shall be a party.

In arriving at the opinions expressed below, we have examined the following:

(i)            Articles of Incorporation (as amended) of Southern Clay certified by the Secretary of State of the State of Texas on September 17, 2012, and the Amended and Restated Bylaws of Southern Clay (collectively, the “Southern Clay Organizational Documents”);

(ii)           With respect to Southern Clay, (i) Certificate of Fact issued by the Secretary of State of the State of Texas on September 17, 2012, and (ii) Certificate of Account Status issued by the Comptroller of Public Accounts of the State of Texas on September 17, 2012 (collectively, the “Southern Clay Good Standing Certificates”);

(iii)          the Registration Statement;

(iv)          each Prospectus;

(v)           the form of the Indenture filed as Exhibit 4.5 to the Registration Statement; and

(vi)          the originals or copies certified or otherwise identified to our satisfaction of such other instruments and other certificates of public officials, officers and representatives of the Registrants and such other persons, and we have made such investigations of law, as we have deemed appropriate as a basis for the opinions expressed below.

In rendering the opinions expressed below, we have assumed and have not verified (i) the genuineness of the signatures on all documents that we have examined, (ii) the legal capacity of all natural persons, (iii) the authenticity of all the documents supplied to us as originals and (iv) the conformity to the authentic originals of all documents supplied to us as certified or photostatic or faxed copies.  In conducting our examination of documents executed by parties other than Southern Clay, we have assumed that such parties had the power, corporate or other, to enter into and perform all obligations thereunder and have also assumed the due authorization by all requisite action, corporate or other, and the due execution and delivery by such parties of such documents and that, to the extent such documents purport to constitute agreements, such documents constitute valid and binding obligations of such parties.

In rendering the opinions expressed below with respect to the Guarantees, we have assumed that:

(i)            the Southern Clay Organizational Documents, each as amended to date, will not have been amended in any manner that would affect any legal conclusion set forth herein;

(ii)           any supplemental indenture to the Indenture and any resolution of the board of directors and/or any officer’s certificate executed and delivered pursuant to such Indenture, in any such case, pursuant to which any Debt Securities and Guarantees are issued, will comply with such Indenture as theretofore supplemented, and the form and terms of such Debt Securities and Guarantees will comply with such Indenture as then supplemented (including by any such supplemental indenture) and any such resolution of the board of directors and/or officer’s certificate; and

(iii)          the form and terms of such Guarantees, when established, the issuance, sale and delivery thereof by Southern Clay, and the incurrence and performance of Southern Clay’s obligations thereunder or in respect thereof (including, without limitation, its obligations under each of the Indenture with respect to Debt Securities and Guarantees issued thereunder) in accordance with the terms thereof, will comply with, and will not violate, the Southern Clay Organizational Documents, each as amended to date, or any applicable law, rule, regulation, order, judgment, decree, award, or agreement binding upon Southern Clay, or to which the issuance, sale and delivery of such Guarantees, or the incurrence and performance of such obligations, may be subject, or violate any applicable public policy, or be subject to any defense in law or equity.

Based upon the foregoing and subject to the limitations, comments, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1.             With respect to the Guarantees of any series of Debt Securities to be issued by Southern Clay under the Indenture, when (a) Holdings, Specialties and Southern Clay have taken all necessary or corporate action, as applicable, to authorize and approve the issuance and terms of the Guarantees and the series of Debt Securities to which they pertain, the terms of the offering of such Debt Securities and such Guarantees and related matters, (b) a supplemental indenture to such Indenture, pursuant to which Southern Clay agrees to be bound by the guarantee provisions of such Indenture as applied to the Debt Securities of such series, has been duly authorized and validly executed and delivered by Holdings, Specialties, if applicable, Southern Clay and the trustee under such indenture, (c) such Indenture, as then and theretofore supplemented, pursuant to which the Guarantees will be issued, has been duly qualified under the Trust Indenture Act, and (d) the Debt Securities of such series have been duly executed, authenticated, issued and delivered in accordance with the terms of such Indenture and the applicable definitive purchase, underwriting or similar agreement approved by the board of directors of each of Southern Clay, Holdings and Specialties, as applicable, upon payment (or delivery) of the consideration for such Debt Securities provided for therein, such Guarantees will have been duly authorized and validly executed and delivered by Southern Clay.

Our opinion in paragraph 1 above is subject to applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfer or conveyance), reorganization, moratorium and other similar laws affecting creditors’ rights generally and to general principles of equity (regardless of whether enforcement is sought in a proceeding in equity or at law), including, without limitation, (a) the possible unavailability of specific performance, injunctive relief or any other equitable remedy and (b) concepts of materiality, reasonableness, good faith and fair dealing, and we express no opinion herein with respect to provisions relating to severability or separability.

We express no opinion other than as to the laws of the State of Texas.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Prospectus.  In giving this consent we do not admit that we are “experts” under the Securities Act, or the rules and regulations of the SEC issued thereunder, with respect to any part of the Registration Statement, including this exhibit.  The opinions set forth in this opinion letter are expressed as of the date hereof, and we disclaim any undertaking to advise you of any subsequent changes of the facts stated or assumed herein or any subsequent changes in applicable law, and we have assumed that at no future time would any such subsequent change of fact or law affect adversely our ability to render at such time an opinion (a) containing the same legal conclusions set forth herein and (b) subject only to such (or fewer) assumptions, limitations and qualifications as are contained herein.

Very truly yours,
/s/ Andrews Kurth LLP